                               SECURITIES AND EXCHANGE
                                      COMMISSION

                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                             Date of Report: May 22, 1998


                             DYNATEC INTERNATIONAL, INC.
                            -----------------------------
                (Exact name of registrant as specified in its charter)


     Utah                                         87-0367267
     ----------------------------                 -------------------
     (State or other jurisdiction                 (I.R.S. Employer
     or incorporation or                          Identification No.)
     organization)


     0-12806
     -----------------------
     (Commission File Number)


     3820 Great Lakes Drive
     Salt Lake City, UT                           84120
     ----------------------                       ---------
     (Address of principal                        (Zip Code)
     executive offices)


Registrant's telephone number, including area code: (801) 973-9500
                                                    --------------


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ITEM 5.  OTHER EVENTS.

     On May 27, 1998, Dynatec International, Inc. ("Dynatec" or the "Company") completed a new financing package which will provide critical working capital for expected growth. The components of the package give the Company significant flexibility for the continued growth of the Company as follows.

     Dynatec has completed arrangements with Norwest Business Credit for a revolving credit line of approximately $5 million. This more than doubles the previous bank line, and management is exceptionally pleased with the excellent terms and conditions. This line of credit replaces the Key Bank line of credit previously utilized by the Company.

     Dynatec International, Inc. has also closed a transaction that has provided net capital proceeds to the Company of $1,335,000. These funds have been raised pursuant to the sale by the Company of Convertible Debentures in the face amount of $1.5 million. The transaction has been accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five investors which have not previously been shareholders in the Company. Copies of the form of the Credit Agreement and of the Convertible Debenture document are attached as exhibits to this report. In addition, Dynatec can use a "put" mechanism to periodically draw down up to $10 million under the Credit Agreement. Under the credit Agreement, at least $1 million must be drawn in increments of not less that $50,000.

     Additionally, upon a registration of the underlying shares which may be obtained pursuant to the Convertible Debentures, the Company will issue additional Convertible Debentures and receive an additional $500,000 of gross sales proceeds. These funds should be available in the third quarter of the fiscal year of the Company.

     In addition to the Convertible Debentures, the investors and the placement agent assisting the consummation of the transaction have received warrants for the purchase of additional shares of common stock of the Company. There are two classes of warrants. Class A warrants may be exercised at 100% of the bid price of the stock on the May 22nd closing date of the transaction. Class B warrants may be exercised at 110% of the bid price of the stock on the closing date of the transaction. A copy of the form of the warrant documents is attached as an exhibit to this report.

     Pursuant to the Credit Agreement, the Company will immediately prepare and file with the Securities and Exchange Commission an appropriate registration statement to provide for the federal registration of all shares issued pursuant to the transaction, including the shares underlying the Convertible Debentures, the equity line of credit and the warrants.


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     The table below sets forth the various components of the transaction.
Components 1-5 constitute the placement of derivative instruments. The issuance of shares under such instruments shall occur, if at all, only upon the post-closing exercise of the rights contained in the instruments. Under the equity line of credit, Dynatec has contractually agreed to draw down at least $1,000,000 and put the corresponding number of shares to the investors within a two year period from the closing date. Under the Convertible Debentures, only the investors have the option to exercise the conversion rights.


----------------------------------------------------------------------------------------------------------
 Component    Issuance                   Number of Shares or      Exercise Price
                                         Amount of Transaction
----------------------------------------------------------------------------------------------------------
 1            Equity Line of Credit      $1,000,000 to            80% of market price on date of put
                                         $10,000,000
----------------------------------------------------------------------------------------------------------
 2            Convertible Debentures                              Conversion at lesser of 100% of bid
              issued May 22, 1998        $1,500,000               price on closing date, or  75% of the
---------------------------------------------------------------   average of the three lowest closing bid
 3            Convertible Debentures(1)  $500,000                 prices during the ten day trading period
                                                                  before conversion
----------------------------------------------------------------------------------------------------------
 4            A Warrants                 400,000 shares           100% of bid price on closing date
----------------------------------------------------------------------------------------------------------
 5            B Warrants                 450,000 shares           110% of bid price on closing date
----------------------------------------------------------------------------------------------------------
 6            Common Stock               20,000 shares            NA
----------------------------------------------------------------------------------------------------------
 7            Common Stock               60,000 shares(2)         NA
----------------------------------------------------------------------------------------------------------


     (1) To be issued upon the effective date of the S-1 registration statement.
     (2) To be issued in increments of 6,000 upon the put of each $1.0 million under the equity line of credit.

ITEM 7. EXHIBITS.

                                                                          PAGE
Form of Convertible Debenture
     and Equity Line of Credit Agreement . . . . . . . . . . . . . . . . . . 5

Form of Convertible Debenture. . . . . . . . . . . . . . . . . . . . . . . .39

Form of Warrant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48


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

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

          DATED this 8th day of June, 1998.

                                        DYNATEC INTERNATIONAL INC.


                                        By   /s/ JERRY ANDERSEN
                                          -----------------------------------
                                        Chief Financial Officer and Secretary


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